Exhibit 99.1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of July 29, 2011, is by and among First Advantage Offshore Services, Private Limited, First Advantage Indian Holdings, LLC, STG - Fairway B.V., STG - Fairway Cooperatief UA, STG - Fairway Acquisitions, Inc., STG - Fairway Holdings, Inc., STG - Fairway Holdings, LLC, STG III, L.P., STG-IIIA, L.P., STG III GP, L.P., STG UGP, LLC, and Dr. Romesh Wadhwani (the “Filers”).

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13G with respect to the shares of Common Stock, no par value per share, of Workstream Inc. beneficially owned by it from time to time. Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the Filers hereby agree to be responsible for the timely filing of the Schedule 13G and any amendments thereto on behalf of the Filers, and for the completeness and accuracy of the information concerning itself contained therein. Each of the Filers hereby further agree to file this Joint Filing Agreement as an exhibit to the statement and each such amendment, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon one week’s prior written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

FIRST ADVANTAGE PRIVATE LIMITED

By:	/s/ Bret T. Jardine

Name:	Bret T. Jardine

Title:	Secretary

FIRST ADVANTAGE INDIAN HOLDINGS, LLC

By:	/s/ Bret T. Jardine

Name:	Bret T. Jardine

Title:	Secretary

STG - FAIRWAY B.V.

By:	/s/ Bret T. Jardine

Name:	Bret T. Jardine

Title:	Secretary

STG - FAIRWAY COOPERATIEF UA

By:	/s/ Bret T. Jardine

Name:	Bret T. Jardine

Title:	Secretary

STG - FAIRWAY ACQUISITIONS, INC.

By:	/s/ Bret T. Jardine

Name: Bret T. Jardine
Title: Secretary

STG - FAIRWAY HOLDINGS, INC.

By:	/s/ Bret T. Jardine

Name: Bret T. Jardine
Title: Secretary

STG - FAIRWAY HOLDINGS, LLC.

By:	/s/ Brad MacMillin

Name: Brad MacMillin
Title: Secretary

STG III, L.P.
By:	STG III GP, L.P., its general partner

By:	STG UGP, LLC, its general partner

By:	/s/ Brad MacMillin

Name: Brad MacMillin
Title: Chief Financial Officer

STG III-A, L.P.
By:	STG III GP, L.P., its general partner

By:	STG UGP, LLC, its general partner

By:	/s/ Brad MacMillin

Name: Brad MacMillin
Title: Chief Financial Officer

STG III GP, L.P.
By:	STG UGP, LLC, its general partner

By:	/s/ Brad MacMillin

Name: Brad MacMillin
Title: Chief Financial Officer

STG III UGP, LLC

By:	/s/ Brad MacMillin
Name: Brad MacMillin
Title: Chief Financial Officer

DR. ROMESH WADHWANI

By:	/s/ Brad MacMillin

Name: Brad MacMillin
Title: Authorized Person*

*	See attached Power of Attorney.